EXHIBIT 4(c)




                        CREDIT AGREEMENT



                   DATED AS OF APRIL 17, 2002



                              AMONG



                  MODINE MANUFACTURING COMPANY,



                          THE LENDERS,



                          BANK ONE, NA
        AS AGENT, AS LC ISSUER AND AS SWING LINE LENDER,



                 BANC ONE CAPITAL MARKETS, INC.
             AS LEAD ARRANGER AND SOLE BOOK RUNNER,



                          SUNTRUST BANK
                               AND
               WACHOVIA BANK, NATIONAL ASSOCIATION
                      AS SYNDICATION AGENTS



                               AND



                   M&I MARSHALL & ILSLEY BANK
                     AS DOCUMENTATION AGENT

                        TABLE OF CONTENTS

                                                             Page
                                                             ----

CREDIT AGREEMENT                                               1

Article 1 DEFINITIONS                                          1

Article 2 THE CREDITS                                         18
     Section 2.1   Commitment.                                18
     Section 2.2   Swing Line Loans.                          18
     Section 2.3   Determination of Dollar Amounts;
                   Required Payments; Termination.            20
     Section 2.4   Ratable Loans.                             20
     Section 2.5   Types of Advances.                         20
     Section 2.6   Commitment Fee; Reductions in
                   Aggregate Commitment.                      20
     Section 2.7   Minimum Amount of Each Advance.            21
     Section 2.8   Optional Principal Payments.               21
     Section 2.9   Method of Selecting Types and
                   Interest Periods for New Advances.         21
     Section 2.10  Conversion and Continuation of
                   Outstanding Advances.                      22
     Section 2.11  Method of Borrowing.                       23
     Section 2.12  Changes in Interest Rate, etc.             23
     Section 2.13  Rates Applicable After Default.            23
     Section 2.14  Method of Payment.                         24
     Section 2.15  Advances to Be Made in Euro.               25
     Section 2.16  Noteless Agreement; Evidence of
                   Indebtedness.                              25
     Section 2.17  Telephonic Notices.                        25
     Section 2.18  Interest Payment Dates; Interest
                   and Fee Basis.                             26
     Section 2.19  Notification of Advances, Interest
                   Rates, Prepayments and Commitment
                   Reductions.                                26
     Section 2.20  Lending Installations.                     26
     Section 2.21  Non-Receipt of Funds by the Agent.         26
     Section 2.22  Facility LCs.                              27
     Section 2.23  Market Disruption.                         31
     Section 2.24  Judgment Currency.                         32
     Section 2.25  Replacement of Lender.                     32
     Section 2.26  Inccrease of Aggregate Commitment.         33

Article 3 YIELD PROTECTION; TAXES                             34
     Section 3.1   Yield Protection.                          34
     Section 3.2   Changes in Capital Adequacy
                   Regulations.                               35
     Section 3.3   Availability of Types of Advances.         36
     Section 3.4   Funding Indemnification.                   36
     Section 3.5   Taxes.                                     36
     Section 3.6   Lender Statements; Survival of
                   Indemnity.                                 38

Article 4 CONDITIONS PRECEDENT                                38
     Section 4.1   Initial Credit Extension.                  38
     Section 4.2   Each Credit Extension.                     40

Article 5 REPRESENTATIONS AND WARRANTIES                      41
     Section 5.1   Corporate Existence and Power.             41
     Section 5.2   Authorization.                             41
     Section 5.3   Binding Effect.                            41
     Section 5.4   No Conflict; Government Consent.           41
     Section 5.5   Financial Statements; Material
                   Adverse Change.                            42
     Section 5.6   Litigation and Contingent Obligations.     42
     Section 5.7   Compliance with ERISA.                     42
     Section 5.8   Taxes.                                     43
     Section 5.9   Subsidiaries.                              43
     Section 5.10  Not an Investment Company.                 43
     Section 5.11  Ownership of Property; Liens.              43
     Section 5.12  Material Agreements; Default.              43
     Section 5.13  Full Disclosure.                           43
     Section 5.14  Environmental Matters.                     44
     Section 5.15  Insolvency.                                44
     Section 5.16  Compliance with Laws.                      44
     Section 5.17  Regulation U.                              45
     Section 5.18  Public Utility Holding Company Act.        45
     Section 5.19  Post-Retirement Benefits.                  45
     Section 5.20  Insurance.                                 45
     Section 5.21  Plan Assets; Prohibited Transactions.      45

Article 6 COVENANTS                                           45
     Section 6.1   Information.                               45
     Section 6.2   Inspection of Property, Books and
                   Records.                                   47
     Section 6.3   Restricted Payments.                       47
     Section 6.4   Loans or Advances.                         47
     Section 6.5   Investments and Acquisitions.              47
     Section 6.6   Negative Pledge.                           48
     Section 6.7   Maintenance of Existence.                  48
     Section 6.8   Dissolution.                               48
     Section 6.9   Consolidations, Mergers and Sales
                   of Assets.                                 49
     Section 6.10  Use of Proceeds.                           49
     Section 6.11  Compliance with Laws; Payment of
                   Taxes and Other Claims.                    49
     Section 6.12  Insurance.                                 50
     Section 6.13  Change in Fiscal Year.                     50
     Section 6.14  Maintenance of Property.                   50
     Section 6.15  Environmental Matters.                     50
     Section 6.16  Indebtedness.                              50
     Section 6.17  Sale of Accounts.                          51
     Section 6.18  Financial Covenants.                       51
     Section 6.19  Guaranties and Material Foreign
                   Subsidiary Pledges.                        51

     Section 6.20  Rate Management Transactions.              51
     Section 6.21  Affiliates.                                51
     Section 6.22  Pledge Agreements.                         52

Article 7 DEFAULTS                                            52

Article 8 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES      54
     Section 8.1   Acceleration; Facility LC Collateral
                   Account.                                   54
     Section 8.2   Amendments.                                56
     Section 8.3   Preservation of Rights.                    56

Article 9 GENERAL PROVISIONS                                  57
     Section 9.1   Survival of Representations.               57
     Section 9.2   Governmental Regulation.                   57
     Section 9.3   Headings.                                  57
     Section 9.4   Entire Agreement.                          57
     Section 9.5   Several Obligations; Benefits of
                   this Agreement.                            57
     Section 9.6   Expenses; Indemnification.                 57
     Section 9.7   Numbers of Documents.                      58
     Section 9.8   Accounting.                                58
     Section 9.9   Severability of Provisions.                58
     Section 9.10  Nonliability of Lenders.                   58
     Section 9.11  Confidentiality.                           59
     Section 9.12  Nonreliance.                               59
     Section 9.13  Disclosure.                                59

Article 10 THE AGENT                                          59
     Section 10.1  Appointment; Nature of Relationship.       59
     Section 10.2  Powers.                                    60
     Section 10.3  General Immunity.                          60
     Section 10.4  No Responsibility for Loans,
                   Recitals, etc.                             60
     Section 10.5  Action on Instructions of Lenders.         60
     Section 10.6  Employment of Agents and Counsel.          61
     Section 10.7  Reliance on Documents; Counsel.            61
     Section 10.8  Agent's Reimbursement and
                   Indemnification.                           61
     Section 10.9  Notice of Default.                         62
     Section 10.10 Rights as a Lender.                        62
     Section 10.11 Lender Credit Decision.                    62
     Section 10.12 Successor Agent.                           62
     Section 10.13 Agent and Arranger Fees.                   63
     Section 10.14 Delegation to Affiliates.                  63
     Section 10.15 Execution of Collateral Documents.         63
     Section 10.16 Collateral Releases.                       63

Article 11 SETOFF; RATABLE PAYMENTS                           63
     Section 11.1  Setoff.                                    63
     Section 11.2  Ratable Payments.                          64

Article 12 BENEFIT OF AGREEMENT; ASSIGNMENTS;
           PARTICIPATIONS                                     64
     Section 12.1  Successors and Assigns.                    64
     Section 12.2  Participations.                            65
     Section 12.3  Assignments.                               66
     Section 12.4  Dissemination of Information.              67
     Section 12.5  Tax Treatment.                             67

Article 13 NOTICES                                            67
     Section 13.1  Notices.                                   67
     Section 13.2  Change of Address.                         68

Article 14 COUNTERPARTS                                       68

Article 15 CHOICE OF LAW; CONSENT TO JURISDICTION;
           WAIVER OF JURY TRIAL                               68
     Section 15.1  CHOICE OF LAW.                             68
     Section 15.2  CONSENT TO JURISDICTION.                   68
     Section 15.3  WAIVER OF JURY TRIAL.                      68


EXHIBITS
     EXHIBIT A FORM OF OPINION
     EXHIBIT B COMPLIANCE CERTIFICATE
     EXHIBIT C ASSIGNMENT AND ASSUMPTION AGREEMENT
     EXHIBIT D LOAN/CREDIT RELATED MONEY TRANSFER
                INSTRUCTION
     EXHIBIT E NOTE



SCHEDULES
     PRICING SCHEDULE
     SCHEDULE 1        EUROCURRENCY PAYMENT OFFICES
                       OF THE AGENT
     SCHEDULE 2        LENDING INSTALLATIONS
     SCHEDULE 5.6      LITIGATION
     SCHEDULE 5.9      SUBSIDIARIES
     SCHEDULE 5.14(a)  ENVIRONMENTAL MATTERS
     SCHEDULE 5.14(b)  HAZARDOUS MATERIALS
     SCHEDULE 6.5      INVESTMENTS
     SCHEDULE 6.16     INDEBTEDNESS AND LIENS

                        CREDIT AGREEMENT

          This Agreement, dated as of April 17, 2002, is among Modine Manufacturing Company, a Wisconsin corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Swing Line Lender, as LC Issuer and as Agent. The parties hereto agree as follows:

                            ARTICLE 1

                           DEFINITIONS

          As used in this Agreement:

          "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries
(i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

          "Advance" means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 10.

          "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate
Commitment is $150,000,000.

          "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

          "Agreed Currencies" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Japanese Yen and the Euro, and (iii) any other Eligible Currency which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders and, with respect to the issuance of Facility LCs in an Agreed Currency, the LC Issuer. For the purposes of this definition, "Japanese Yen" means the lawful currency of Japan.

          "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

          "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

          "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

          "Applicable Fee Rate" means, at any time and as the context may require, the percentage rate per annum at which (i) commitment fees are accruing on the Available Aggregate Commitment at such time, (ii) letter of credit fees are accruing on the undrawn stated amount of standby Facility LCs at such time or (iii) letter of credit fees are accruing on the undrawn stated amount of commercial Facility LCs at such time, in each case as set forth in the Pricing Schedule.

          "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

          "Arranger" means Banc One Capital Markets, Inc., a
Delaware corporation, and its successors, in its capacity as Lead
Arranger and Sole Book Runner.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Authorized Officer" means any of the Chief Financial
Officer, Treasurer, or Controller of the Borrower, acting singly.

          "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate
Outstanding Credit Exposure at such time.

          "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

          "Borrower" means Modine Manufacturing Company, a
Wisconsin corporation, and its successors and assigns.

          "Borrowing Date" means a date on which an Advance is made hereunder.

          "Borrowing Notice" is defined in Section 2.9.

          "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the Euro is open for business), and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as it may be further amended from time to time, 42 U.S.C. Section 9601 et seq.

          "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting
Principles.

          "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) with respect to Investments of a Foreign Subsidiary only, direct obligations of such Foreign Subsidiary's Domestic National Government maturing within one year, (iii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's,
(iv) demand deposit accounts maintained in the ordinary course of business, (v) (1) preferred stocks rated A3 or better by Moody's or A- or better by S&P, (2) adjustable rate preferred stock funds rated A3 or better by Moody's or A- or better by S&P, and
(3) municipal notes with credit support provided by, and putable (within a period not to exceed one year from date of acquisition) to, financial institutions rated A or better by Moody's, S&P, or the Fitch Investor Service, (vi) tax exempt variable rate demand notes rated AA or better by Moody's or S&P, provided that such notes permit the Company to require the issuer to repurchase such notes after a period of not more than one year from date of acquisition thereof, and (vii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both
--------
principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

          "Change in Control" means (a) with respect to any Person or group of Persons acting in concert which on the date of this Agreement owns 15% or more of the outstanding shares of voting stock of the Borrower, the acquisition by any such Person or group of Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; or (b) with respect to any other Person or group of Persons acting in concert, the acquisition by any such Person or group of Persons, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower; or (c) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (i) directors of the Borrower as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii).

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Collateral Agent" has the meaning given such term in the Intercreditor Agreement.

          "Collateral Documents" means, collectively, each
Foreign Subsidiary Pledge Agreement and each other agreement, instrument or document that may at any time secure all or any part of the Secured Obligations or any Guaranty.

          "Collateral Shortfall Amount" is defined in Section 8.1.

          "Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3(b), or as otherwise modified from time to time pursuant to the terms hereof.

          "Computation Date" is defined in Section 2.3.

          "Consolidated Adjusted EBITDA" means, as to any Person and with reference to any period, Consolidated EBIT plus, to the
                                                    ----
extent deducted in determining Consolidated Net Income, depreciation and amortization, all calculated for such Person and its Subsidiaries on a consolidated basis. "Consolidated Adjusted EBITDA" for any period, as to any Person, shall be calculated to be the actual amount for such period for such Person and its Subsidiaries; provided, upon the consummation of any Acquisition,
              --------
for calculations made from and after such Acquisition, Consolidated Adjusted EBITDA shall be calculated on a pro forma
                                                      --- -----
basis including the target's historical Consolidated Adjusted EBITDA for the applicable period using historical financial statements obtained from the seller, broken down by fiscal quarter in such Person's reasonable judgment (the amounts from which may be adjusted solely as may be necessary to comply with Agreement Accounting Principles).

          "Consolidated EBIT" means, as to any Person and with reference to any period, Consolidated Net Income plus, to the
                                                 ----
extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for federal, state, local and foreign income and franchise taxes paid or accrued and (iii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in
                                 -----
Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for such Person and its Subsidiaries on a consolidated basis.

          "Consolidated Interest Expense" means, as to any Person and with reference to any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to Capitalized Leases, Receivables Transaction Financing Costs, the discount or implied interest component of Off-Balance Sheet Liabilities, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and Net Mark-to-Market Exposure.

          "Consolidated Net Income" means, as to any Person and with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period, excluding any non-cash charges or gains which are unusual, non-recurring or extraordinary.

          "Consolidated Net Worth" means as to any Person and at any time the consolidated stockholders' equity of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

          "Consolidated Total Debt" means as to any Person and at any time Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis.

          "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

          "Conversion/Continuation Notice" is defined in Section
2.10.

          "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

          "Credit Extension Date" means the Borrowing Date for an
Advance or the issuance date for a Facility LC.

          "Default" means an event described in Article 7.

          "Dollar Amount" of any currency at any date shall mean
(i) the amount of such currency if such currency is Dollars or
(ii) the equivalent in Dollars of such amount if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.3.

          "Dollars" and "$" shall mean the lawful currency of the United States of America.

          "Domestic National Government" means, with respect to a Foreign Subsidiary, the national government of the country in which the Foreign Subsidiary's principal place of business is located.

          "Domestic Subsidiary" means each Subsidiary of the Borrower which is organized under the laws of the United States of America or any state, territory or possession thereof.

          "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency,
(x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article 2.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, CERCLA.

          "Environmental Liabilities" means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower and each of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

          "Environmental Proceeding" means any judicial or administrative proceeding arising from or in any way associated with any Environmental Law.

          "Environmental Release" means releases as defined in CERCLA or under any other Environmental Law.

          "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

          "Equivalent Foreign Rating" means, with respect to a rating issued by Moody's, an equivalent rating issued by a recognized rating agency comparable to S&P or Moody's and reasonably acceptable to the Lender.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

          "Eurocurrency" means any Agreed Currency.

          "Eurocurrency Advance" means an Advance which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurocurrency Rate.

          "Eurocurrency Loan" means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurocurrency Rate.

          "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the "Eurocurrency Payment Office" for such currency in Schedule 1 hereto or such
                                     ----------
other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

          "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of
(i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

          "Eurocurrency Reference Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in the applicable Agreed Currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate
--------
is available, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

          "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

          "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

          "Facility LC" is defined in Section 2.22(a).

          "Facility LC Application" is defined in Section 2.22(c).

          "Facility LC Collateral Account" is defined in Section
2.22(k).

          "Facility Termination Date" means April 17, 2005 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "Floating Rate" means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

          "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

          "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

          "Foreign Subsidiary" means each Subsidiary which is not a Domestic Subsidiary.

          "Foreign Subsidiary Pledge Agreement" means an agreement, in form and substance satisfactory to the Agent and the Banks, whereby the Borrower or a Guarantor holding equity interests in a Material Foreign Subsidiary, pledges such equity interests (up to 65% of the aggregate equity interests in such Material Foreign Subsidiary) to the Collateral Agent as collateral for the Secured Obligations (or, if such pledgor is a Guarantor, such Guarantor's Guaranty) as well as obligations to the holders of notes under the Note Purchase Agreement, as such agreement may be amended or modified and in effect from time to time.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Guarantor" means each Domestic Subsidiary that has executed and delivered a Guaranty and its successors and assigns.

          "Guaranty" means a guaranty agreement, in form and substance satisfactory to the Agent and the Banks, whereby a Domestic Subsidiary guarantees the Secured Obligations, as such agreement may be amended or modified and in effect from time to time.

          "Hazardous Materials" includes, without limitation, (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (ii) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, (iv) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or
(v) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such act, statute or regulation may be amended from time to time.

          "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) obligations in respect of Letters of Credit, (viii) Contingent Obligations in respect of Indebtedness of any other Person, (ix) Off-Balance Sheet Liabilities, (x) Receivables Transaction Attributed Indebtedness, and (xi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

          "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of April 17, 2002, among the Agent, the LC Issuer, the Lenders, the holders of notes under the Note Purchase Agreement and Bank One, NA, as collateral agent, as such agreement may be amended, restated or otherwise modified from time to time.

          "Interest Expense Coverage Ratio" means, as of any date of calculation, the ratio of (i) the Borrower's Consolidated EBIT for the then most recently ended four fiscal quarters to (ii) the Borrower's Consolidated Interest Expense for the then most recently ended four fiscal quarters.

          "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such
                   --------  -------
numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next
                         --------  -------
succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

          "LC Fee" is defined in Section 2.22(d).

          "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

          "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

          "LC Payment Date" is defined in Section 2.22(e).

          "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lender" includes Bank One in its capacity as Swing Line Lender.

          "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent with respect to each Agreed Currency listed on Schedule 2 or otherwise selected by such Lender or the Agent
   ----------
pursuant to Section 2.20.

          "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

          "Leverage Ratio" means, as of any date of calculation, the ratio of (i) the Borrower's Consolidated Total Debt outstanding on such date to (ii) the Borrower's Consolidated
Adjusted EBITDA for the then most recently ended four fiscal quarters.

          "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "Loan" means a Revolving Loan or a Swing Line Loan, as applicable.

          "Loan Documents" means this Agreement, the Facility LC
Applications, any Notes issued pursuant to Section 2.16, each Guaranty and the Collateral Documents.

          "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

          "Material Foreign Subsidiary" means, at any time, a Foreign Subsidiary that meets one or both of the following criteria: (i) such Foreign Subsidiary's total assets, determined on a consolidated basis with its Subsidiaries is greater than or equal to five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries; or (ii) such Foreign Subsidiary's Consolidated Adjusted EBITDA is greater than or equal to five percent (5%) of the Borrower's Consolidated Adjusted EBITDA.

          "Modify" and "Modification" are defined in Section
2.22(a).

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "National Currency Unit" means the unit of currency
(other than a Euro unit) of each member state of the European
Union that participates in the third stage of Economic and Monetary Union.

          "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from

Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

          "Non-U.S. Lender" is defined in Section 3.5(d).

          "Note" means any promissory note issued pursuant to
Section 2.16 in the form of Exhibit E.

          "Note Purchase Agreement" means the Note Purchase and
Private Shelf Agreement, dated as of September 29, 2000, as from time to time in effect, by and between the Borrower, The
Prudential Insurance Company of America and the "Purchasers" identified therein.

          "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

          "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or
(iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

          "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

          "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

          "Other Taxes" is defined in Section 3.5(b).

          "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of its Revolving Loans outstanding at such time, plus (ii) an
                                                 ----
amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii)
                                                     ----
the Dollar Amount of its Pro Rata Share of the LC Obligations at such time.

          "Participants" is defined in Section 12.2(a).

          "Payment Date" means the last Business Day of each quarter.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Permitted Encumbrances" means:

          (a) Liens for taxes, assessments or governmental charges or levies on the Borrower's or a Subsidiary's Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on the books of the Borrower or such Subsidiary.

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

          (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

          (e)  Liens existing on the date hereof and described in
Schedule 6.16.
-------------

          (f) Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of a Qualified Receivables Transaction.

          (g) Liens created after the date hereof by conditional sale or other title retention agreements (including Capitalized Leases) or in connection with purchase money Indebtedness with respect to equipment and fixtures acquired by the Borrower or its Subsidiaries in the ordinary course of business, involving the incurrence of an aggregate amount of Indebtedness of no more than $10,000,000 outstanding at any time for all such Liens (provided that such Liens attach only to the assets financed and such

Indebtedness is incurred within 30 days following such purchase and does not exceed 100% of the purchase price of the subject assets).

          (h) Liens in favor of the Collateral Agent, for the benefit of the parties to the Intercreditor Agreement, granted pursuant to any Collateral Document.

          "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate changed to any customer), changing when and as said prime rate changes.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate
Commitment.

          "Purchasers" is defined in Section 12.3(a).

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts or notes receivable and rights related thereto on a limited recourse basis, provided that (i) such sale, conveyance or transfer qualifies as a sale under Agreement Accounting Principles and (ii) the Receivables Transaction Attributed Indebtedness incurred in such transaction or series of transactions does not exceed fifteen percent (15%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis at any one time outstanding.

          "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

          "Receivables Transaction Attributed Indebtedness" means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

          "Receivables Transaction Financing Cost" means such portion of the fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of accounts or notes receivable and rights related thereto pursuant to a Qualified Receivables Transaction, which are in excess of amounts paid to the Borrower and its Subsidiaries under any Qualified Receivables Transaction for the purchase of accounts or notes receivable and rights related thereto pursuant to such Qualified Receivables Transaction and are the equivalent of the interest component of the financing if the transaction were characterized as a secured lending transaction rather than as a purchase.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.22 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure
                              --------  -------
to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

          "Reports" is defined in Section 9.6(a).

          "Required Lenders" means Lenders in the aggregate having at least fifty-one percent (51%) of the Aggregate
Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least fifty-one percent (51%) of the Aggregate Outstanding Credit Exposure.

          "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement
(including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

          "Restricted Payment" means, with respect to any Person,
(i) any dividend or other distribution on any shares of such Person's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any net payment on account of the purchase, redemption, retirement, acquisition or sale of (A) any shares of such Person's capital stock or (B) any option, warrant or other right to acquire shares of such Person's capital stock.

          "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

          "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

          "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

          "Specified Domestic Subsidiary" means, at any time, each Domestic Subsidiary other than (i) Domestic Subsidiaries that do not conduct a business of any kind and do not own or possess any assets and (ii) so long as they remain private charitable foundations, Modine Foundation, Inc., a Wisconsin corporation, and Modine Manufacturing Company Foundation, Inc., a Wisconsin corporation.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

          "Swing Line Borrowing Notice" is defined in Section
2.2(c).

          "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line
Lender pursuant to the terms of this Agreement.

          "Swing Line Limit" means $5,000,000.

          "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.2.

          "Taxes" means any and all present or future taxes,
duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but
excluding Excluded Taxes and Other Taxes.
---------

          "Transferee" is defined in Section 12.4.

          "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

          "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

          "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                            ARTICLE 2

                           THE CREDITS

     Section 2.1    Commitment.  From and including the date of this
                    ----------
Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower in Agreed Currencies and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, (x) after giving effect
                         --------
to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed the Dollar Amount of its Commitment, (y) at no time shall the outstanding amount of Loans in currencies other than Dollars exceed $75,000,000 and (z) all Floating Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.22.

     Section 2.2    Swing Line Loans.
                    ----------------

          (a)  Amount of Swing Line Loans.  Upon the satisfaction of
               --------------------------
the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender may, in its sole discretion and on the other terms and conditions set forth in this

Agreement, make Swing Line Loans, in Dollars, to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Limit, provided that the Aggregate Outstanding Credit Exposure
            --------
shall not at any time exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

          (b)  Discretionary Nature.  Each Swing Line Loan by the
               --------------------
Swing Line Lender to the Borrower shall be in the Swing Line Lender's sole discretion, and the Swing Line Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, or that any of the conditions of this
Section 2.2 or Article 4 or otherwise of this Agreement have not been met, in order to refuse to make any requested Swing Line
Loan.

          (c)  Borrowing Notice.  The Borrower shall deliver to the
               ----------------
Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $1,000,000 and integral multiples of $100,000 in excess thereof. The Swing Line Loans shall bear interest at the Floating Rate.

          (d)  Making of Swing Line Loans.  Promptly after receipt
               --------------------------
of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall (if it has determined in its sole discretion to make the requested Swing
Line Loan) make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article 13. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address.
If the Swing Line Lender determines not to make a requested Swing Line Loan, it will promptly notify the Borrower, the Agent and the other Lenders of such determination.

          (e)  Repayment of Swing Line Loans.  Each Swing Line Loan
               -----------------------------
shall be paid in full by the Borrower on or before the seventh (7th) Business Day after the Borrowing Date for such Swing Line Loan.
In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the seventh (7th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 12:00 noon (Chicago time) on the date of any notice received pursuant to this Section 2.2(e), each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article 13. Revolving Loans made pursuant to this
Section 2.2(e) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article 2. Unless a Lender shall have notified the Swing
Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2(e) to repay Swing
Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (w) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (x) the occurrence or continuance of a Default or Unmatured Default,
(y) any adverse change in the condition (financial or otherwise) of the Borrower, or (z) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.2(e), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.2(e), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     Section 2.3    Determination of Dollar Amounts; Required
                    -----------------------------------------
Payments; Termination.  The Agent will determine the Dollar
---------------------
Amount of:

               (a)  each Credit Extension as of the
          date three Business Days prior to (i) in the case of an Advance, the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and (ii) in the case of a Facility LC, the date for which the Borrower has requested issuance of such Facility LC, and

               (b)  all outstanding Credit Extensions
          on and as of the last Business Day of each month and on any other Business Day elected by the Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a "Computation Date" with respect to each Credit Extension for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of the Aggregate Outstanding Credit Exposure (calculated, with respect to those Credit Extensions denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Credit Extension) exceeds the Aggregate Commitment, the Borrower shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess.

The Aggregate Outstanding Credit Exposure and all other unpaid
Obligations shall be paid in full by the Borrower on the Facility
Termination Date.

     Section 2.4    Ratable Loans.  Each Advance hereunder (other
                    -------------
than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

     Section 2.5    Types of Advances.  The Advances may be Revolving
                    -----------------
Loans consisting of Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the Borrower in accordance with Section 2.2.

     Section 2.6    Commitment Fee; Reductions in Aggregate
                    ---------------------------------------
Commitment. The Borrower agrees to pay to the Agent for the account
----------
of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender's Commitment for the purpose of calculating the commitment fee due hereunder. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000 (or the Approximate Equivalent Amount if
denominated in an Agreed Currency other than Dollars), upon at least three Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment
--------  -------
may not be reduced below the Aggregate Outstanding Credit
Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. For purposes of calculating the commitment fee hereunder, the principal amount of each Credit Extension made in an Agreed Currency other than Dollars shall be at any time the Dollar Amount of such Credit Extension as determined on the most recent Computation Date with respect to such Credit Extension.

     Section 2.7    Minimum Amount of Each Advance.  Each
                    ------------------------------
Eurocurrency Advance shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed
Currency other than Dollars), and each Floating Rate Advance
(other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof, provided, however, that any Floating Rate
                      -----------------
Advance may be in the amount of the Available Aggregate Commitment.

     Section 2.8    Optional Principal Payments.  The Borrower may
                    ---------------------------
from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding
Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section
3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of the outstanding Eurocurrency Advances upon three Business Days' prior notice to the Agent. The Borrower may from time to time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $1,000,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 12:00 noon (Chicago time) on the date of repayment.

     Section 2.9    Method of Selecting Types and Interest Periods
                    ----------------------------------------------
for New Advances.  Other than with respect to Swing Line Loans
----------------
(which shall be governed by Section 2.2), the Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars and three
Business Days before the Borrowing Date for each Eurocurrency Advance denominated in an Agreed Currency other than Dollars, specifying:

          (a) the Borrowing Date, which shall be a Business Day, of such Advance,

          (b)  the aggregate amount of such Advance,

          (c)  the Type of Advance selected, and

          (d) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.

     Section 2.10   Conversion and Continuation of Outstanding
                    ------------------------------------------
Advances.  Floating Rate Advances (other than Swing Line Loans) shall
--------
continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section
2.8. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

          (a) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless
(x) such Eurocurrency Advance is or was repaid in accordance with
Section 2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency
Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance; and

          (b) each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest
Period, such Eurocurrency Advance continue as a Eurocurrency
Advance for the same or another Interest Period.

Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of an Advance (other than a Swing Line Loan) of any Type into any other Type or Types of Advances denominated in the same or any other Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be
--------
made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 11:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, or four Business Days in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars, prior to the date of the requested conversion or continuation, specifying:

               (i)  the requested date, which shall be a Business
          Day, of such conversion or continuation, and

              (ii) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

     Section 2.11   Method of Borrowing.  On each Borrowing Date,
                    -------------------
each Lender shall make available its Loan or Loans, if any, (i) if such Loan is denominated in Dollars, not later than noon, Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to
Article 13 and, (ii) if such Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Eurocurrency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article 4 has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

     Section 2.12   Changes in Interest Rate, etc.  Each Floating
                    -----------------------------
Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to
Section 2.10 to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day or, if the Swing Line Lender and the Borrower have agreed in writing that such Swing Line Loan should bear interest at a different rate, such rate. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurocurrency Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     Section 2.13   Rates Applicable After Default.  Notwithstanding
                    ------------------------------
anything to the contrary contained in Sections 2.9, 2.10 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurocurrency
Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the
                                    --------
continuance of a Default under Section 7.7 or 7.8, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     Section 2.14   Method of Payment.
                    -----------------

          (a) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made or, where such currency has converted to the Euro, in the Euro. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent's address specified pursuant to
Article 13, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, shall be initiated by 12:00 noon (local time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or (ii) with respect to repayments of Swing Line Loans, or (iii) as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. All payments to be made by the Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at, (x) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Agent from such Lender and (y) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the Borrower maintained with Bank One or any of its Affiliates for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.14 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.22(f).

          (b) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

     Section 2.15   Advances to Be Made in Euro.  If any Advance to
                    ---------------------------
be made would, but for the provisions of this Section 2.15, be capable of being made in either the Euro or in a National Currency Unit, such Advance shall be made in the Euro.

     Section 2.16   Noteless Agreement; Evidence of Indebtedness.
                    --------------------------------------------

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period and selection of Agreed Currency with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie
                                                  ----- -----
evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any
          --------  -------
Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (d) Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

     Section 2.17   Telephonic Notices.  The Borrower hereby
                    ------------------
authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized
Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     Section 2.18   Interest Payment Dates; Interest and Fee Basis.
                    ----------------------------------------------
Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating
Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion.
Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurocurrency Advances (other than Eurocurrency Advances denominated in British Pounds Sterling), commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year; interest on Floating Rate Advances and Eurocurrency Advances denominated in British Pounds Sterling shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is initiated prior to 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business
Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     Section 2.19   Notification of Advances, Interest Rates,
                    -----------------------------------------
Prepayments and Commitment Reductions.  Promptly after receipt
-------------------------------------
thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     Section 2.20   Lending Installations.  Each Lender will book
                    ---------------------
its Loans and its participation in any LC Obligations and the LC Issuer will book the Facility LCs at the appropriate Lending Installation listed on Schedule 2 or such other Lending Installation
                       ----------
designated by such Lender or LC Issuer in accordance with the final sentence of this Section 2.20. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     Section 2.21   Non-Receipt of Funds by the Agent.  Unless the
                    ---------------------------------
Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     Section 2.22   Facility LCs.
                    ------------

          (a)  Issuance.  The LC Issuer hereby agrees, on the terms
               --------
and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit in Agreed Currencies (each, a

"Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each
                             --------
such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $25,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC with an expiry date one
          --------
year after its issuance may provide for renewal for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above).

          (b)  Participations.  Upon the issuance or Modification
               --------------
by the LC Issuer of a Facility LC in accordance with this Section 2.22, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

          (c)  Notice.  Subject to Section 2.22(a), the Borrower
               ------
shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in
Article 4 (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

          (d)  LC Fees.  The Borrower shall pay to the Agent, for
               -------
the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate for standby Facility LCs in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate for commercial Facility LCs in effect from time to time on the average daily undrawn stated amount under such commercial Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.125% of the initial stated amount thereof, such fee to be payable on the date of such issuance, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

          (e)  Administration; Reimbursement by Lenders.  Upon
               ----------------------------------------
receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment
Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents
(including each demand for payment) delivered under each Facility
LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to Letters of Credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro
Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.22(f) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding
Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

          (f)  Reimbursement by Borrower.
               -------------------------

               (i)  The Borrower shall be irrevocably and
          unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the
                                         --------
          Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (B) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.

              (ii) If the Borrower at any time fails to repay a Reimbursement Obligation on or before the applicable LC Payment Date, such unpaid Reimbursement Obligation shall at that time be automatically converted into an obligation denominated in Dollars and the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2%) per annum plus the rate applicable to Floating Rate Advances for such day
          (or, in the case of a Reimbursement Obligation denominated in an Agreed Currency other than Dollars, at the rate determined by the LC Issuer in good faith to represent the LC Issuer's cost of overnight or short-term funds in the applicable Agreed Currency plus the then effective Applicable Margin for Eurocurrency Advances). The Borrower agrees to indemnify the LC Issuer against any loss or expense determined by the LC Issuer in good faith to have resulted from any conversion pursuant to this
          Section 2.22(f)(ii) by reason of the inability of the LC Issuer to convert the Dollar Amount received from the Borrower or from the Lenders, as applicable, into an amount in the applicable
          Agreed Currency of such Facility LC equal to the amount of such Reimbursement Obligation.

             (iii)  The LC Issuer will pay to each Lender
          ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC
          Issuer in respect of such Facility LC pursuant to
          Section 2.22(e).

          (g)  Obligations Absolute.  The Borrower's obligations
               --------------------
under this Section 2.22 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counter-claim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.22(g) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.22(f)(i).

          (h)  Actions of LC Issuer.  The LC Issuer shall be
               --------------------
entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.22, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

          (i)  Indemnification.  The Borrower hereby agrees to
               ---------------
indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the
                                           --------
Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC
Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.22(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

          (j)  Lenders' Indemnification.  Each Lender shall,
               ------------------------
ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.22 or any action taken or omitted by such indemnitees hereunder.

          (k)  Facility LC Collateral Account.  The Borrower
               ------------------------------
agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
Article 13, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.22(k) shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

          (l)  Rights as a Lender.  In its capacity as a Lender,
               ------------------
the LC Issuer shall have the same rights and obligations as any other Lender.

     Section 2.23   Market Disruption.  Notwithstanding the
                    -----------------
satisfaction of all conditions referred to in Article 2 and
Article 4 with respect to any Credit Extension in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Credit Extension any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent, the Required Lenders and, if the requested Credit Extension is to be a Facility LC, the LC Issuer, make it impracticable for the Loans or Facility LC comprising such Credit Extension to be denominated in the Agreed Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower, the Lenders, and, if the requested Credit Extension is to be a Facility LC, the LC Issuer, and such Loans or Facility LC shall not be denominated in such Agreed Currency but shall, in the case of Loans, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, or, in the case of a Facility LC, be issued in Dollars, in a face amount equal to the Dollar Amount of the face amount specified in the related notice of a request for issuance of such Facility LC received from the Company, unless in either case the Borrower notifies the Agent at least one Business Day before the Borrowing Date or date of issuance of such Facility LC that (i) it elects not to obtain such Credit Extension on such date or (ii) it elects to obtain such Credit Extension on such date in a different Agreed Currency, as the case may be, in which the denomination of such Credit Extension would in the opinion of the Agent, the Required Lenders and, if the requested Credit Extension is to be a Facility LC, the LC Issuer, be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, Conversion/Continuation Notice or notice of a request for issuance of a Facility LC, as the case may be.

     Section 2.24   Judgment Currency.  If for the purposes of
                    -----------------
obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender, the LC Issuer or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the LC Issuer or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the LC Issuer or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the LC Issuer or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the LC Issuer or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, the LC Issuer or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender, the LC Issuer or the Agent, as the case may be, agrees to remit such excess to the Borrower.

     Section 2.25   Replacement of Lender.  If the Borrower is
                    ---------------------
required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall
                --------
have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement,
    -------- ------------
(i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected
Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and
(ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

     Section 2.26   Increase of Aggregate Commitment.
                    --------------------------------

          (a) The Borrower may from time to time, on the terms set forth below, request that the Aggregate Commitment hereunder be increased to an amount not to exceed $200,000,000; provided,
                                                   --------
however, that no increase in the Aggregate Commitment shall be
-------
made (i) at a time when a Default or Unmatured Default shall have occurred and be continuing, or (ii) at any time after the Aggregate Commitment has been reduced.

          (b) In the event of such a requested increase in the Aggregate Commitment, then the Borrower shall consult with the Agent and the Arranger as to the number, identity and requested Commitments of financial institutions (which may or may not then be Lenders) which the Arranger may invite to participate in the Commitments.

          (c) No Lender shall have any obligation to increase its Commitment pursuant to a request by the Borrower hereunder.

          (d) In the event that the Borrower and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the aggregate Commitment (i) the Borrower, the Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Lenders for all purposes of this Agreement, and setting forth such additional provisions as the Agent shall consider reasonably appropriate and
(ii) the Borrower shall furnish, if requested, a new Note to each financial institution that is extending a new Commitment or increasing its Commitment. No such amendment shall require the approval or consent of any Lender whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other condition as the Agent may reasonably specify upon the request of the financial institutions that are increasing or extending new Commitments (including, without limitation, the Agent administering the reallocation of any outstanding Loans ratably among the Lenders after giving effect to such increase in the Aggregate Commitment, the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Borrower), this Agreement shall be deemed to be amended accordingly.

                            ARTICLE 3

                     YIELD PROTECTION; TAXES

     Section 3.1    Yield Protection.  (a)  If, on or after the
                    ----------------
date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurocurrency Loans, Facility LCs or participations therein, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

             (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro), or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurocurrency
Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or of issuing or participating in Facility LCs, or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurocurrency Loans, Commitment or Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

          (b)  Non-U.S. Reserve Costs or Fees.  If any law or any
               ------------------------------
governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or the LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, of making or maintaining its Eurocurrency Loans to, or of issuing or participating in Facility LCs upon the request of, or of making or maintaining its Commitment to, the Borrower or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer in connection with such Eurocurrency Loans, Facility LCs or Commitment, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate it for such increased cost or reduction in amount received, provided that the
                                                --------
Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to clause (i)(b) of the definition of "Eurocurrency Rate."

     Section 3.2    Changes in Capital Adequacy Regulations.  If a
                    ---------------------------------------
Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     Section 3.3    Availability of Types of Advances.  If any
                    ---------------------------------
Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by
Section 3.4.

     Section 3.4    Funding Indemnification.  If any payment of
                    -----------------------
a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

     Section 3.5    Taxes.
                    -----

          (a) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent,

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(iv) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC
Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

          (c) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Credit Extension made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

          (d)  Each Lender that is not incorporated under the
laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event
                                        ------
(including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S.
                              --------
Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

     Section 3.6    Lender Statements; Survival of Indemnity.  To
                    ----------------------------------------
the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2,
3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                            ARTICLE 4

                      CONDITIONS PRECEDENT

     Section 4.1    Initial Credit Extension.  The Lenders shall not
                    ------------------------
be required to make the initial Credit Extension hereunder unless:

          (a) the Borrower has furnished to the Agent the following, each in form and substance satisfactory to the Lenders and with sufficient copies for the Lenders:

               (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

              (ii)  Copies, certified by the Secretary or
          Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

             (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent, the LC Issuer and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

              (iv) Copies of the articles or certificate of incorporation of each Guarantor, together with all amendments, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

               (v) Copies, certified by the Secretary or Assistant Secretary of each Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Guarantor is a party.

              (vi) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Guarantor authorized to sign the Loan Documents to which such Guarantor is a party, upon which certificate the Agent, the LC Issuer and the Lenders shall be entitled to rely until informed of any change in writing by such Guarantor.

             (vii) A certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Credit
          Extension Date no Default or Unmatured Default has occurred and is continuing.

            (viii) A written opinion of the Borrower's and the Guarantors' counsel, addressed to the Agent, the Lenders and the LC Issuer in substantially the form of Exhibit A.

              (ix)  Any Notes requested by a Lender pursuant to
          Section 2.16 payable to the order of each such requesting
          Lender.

               (x)  Written money transfer instructions, in
          substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

              (xi)  A Guaranty executed by each Specified Domestic
          Subsidiary.

             (xii) One or more Foreign Subsidiary Pledge Agreements executed by the Borrower and by each Domestic Subsidiary that holds shares in a Material Foreign Subsidiary, along with all certificates evidencing the shares pledged thereby duly endorsed or accompanied by executed stock powers and accompanied by such other documents, financing statements, opinions and information as the Agent or the Collateral Agent may require to assure the Collateral Agent's valid first priority Lien in the shares pledged thereby, free and clear of all other Liens (except as may be permitted in such Foreign Subsidiary Pledge Agreements).

            (xiii) Evidence satisfactory to the Agent that (A) the Credit Agreement dated as of September 23, 1997, as from time to time in effect, by and between the Borrower and Wachovia Bank, N.A., and (B) the Credit Agreement dated as of January 13, 2000, as from time to time in effect, by and between the Borrower and Bank One, shall have been or shall simultaneously on the date of closing of this Agreement be terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been or shall simultaneously with the initial Credit Extension hereunder be paid in full.

             (xiv) A consent under or agreement amending the Note Purchase Agreement such that the Credit Extensions and the pledge of shares in the Material Foreign Subsidiaries do not result in a breach of the Note Purchase Agreement, executed by the lenders under the Note Purchase Agreement.

              (xv) The Intercreditor Agreement executed by each party thereto.

             (xvi) Such other documents as any Lender or its counsel may have reasonably requested.

          (b)  Reserved.

     Section 4.2    Each Credit Extension.  The Lenders shall not
                    ---------------------
(except as otherwise set forth in Section 2.2(e) with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

          (a)  There exists no Default or Unmatured Default.

          (b) The representations and warranties contained in Article 5 are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          (c) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

          Each Borrowing Notice or request for issuance of a Facility LC, or Swing Line Borrowing Notice, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                             ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

     Section 5.1    Corporate Existence and Power.  The Borrower is
                    -----------------------------
a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 5.2    Authorization.  The execution, delivery and
                    -------------
performance by the Borrower and the Guarantors of the Loan Documents to which they are party (a) are within the Borrower's and the Guarantors' corporate powers and (b) have been duly authorized by all necessary corporate action.

     Section 5.3    Binding Effect.  This Agreement constitutes a
                    --------------
valid and binding agreement of the Borrower enforceable in accordance with its terms, and each other Loan Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each of the Borrower and the Guarantors that is a party to such Loan Document, enforceable in accordance with such Loan Document's terms, provided that the enforceability
                                 --------
hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     Section 5.4    No Conflict; Government Consent.  Neither the
                    -------------------------------
execution and delivery by each of the Borrower and the Guarantors of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (b) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     Section 5.5    Financial Statements; Material Adverse Change.
                    ---------------------------------------------

          (a) The consolidated financial statements of the Borrower and its Subsidiaries as of March 31, 2001 reported on by PricewaterhouseCoopers LLP and the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of December 26, 2001, each heretofore delivered to the Lenders, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          (b) Since December 26, 2001, there has been no change in the business, Property, prospects condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     Section 5.6    Litigation and Contingent Obligations.
                    -------------------------------------
Except as disclosed in Schedule 5.6, there is no litigation,
                       ------------
arbitration, governmental investigation, proceeding or inquiry pending, or to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

     Section 5.7    Compliance with ERISA.
                    ---------------------

          (a) The Borrower and each member of the Controlled Group (excluding Foreign Subsidiaries of the Borrower) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          (b) Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

          (c) Neither the Borrower nor any member of the Controlled Group (excluding Foreign Subsidiaries of the Borrower) is or ever has been obligated to contribute to any Multiemployer
Plan.

          (d) Each Foreign Subsidiary of the Borrower: (i) has fulfilled its funding obligations under any and all applicable laws, regulations and similar requirements of governmental authorities with respect to each employee benefit or pension plan; (ii) is in compliance in all material respects with the presently applicable provisions of such laws, regulations and requirements; and (iii) except as disclosed in the financial statements referred to in
Section 5.5, has not incurred any liability, indebtedness or obligation under or in connection with any employee benefit or pension plan.

     Section 5.8    Taxes.  There have been filed on behalf of the
                    -----
Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are adequate.
United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended March 31, 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

     Section 5.9    Subsidiaries.  Schedule 5.9 hereto contains an
                    ------------   ------------
accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions and forms of organization and the quantity and percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. Each of the Borrower's Subsidiaries is a corporation or other organization duly organized, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate or organization powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 5.10   Not an Investment Company.  Neither the Borrower
                    -------------------------
nor any Subsidiary is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.11   Ownership of Property; Liens.  Each of the
                    ----------------------------
Borrower and its Subsidiaries has good title, free of all Liens other than Permitted Encumbrances, to all of the Property and assets reflected as owned by the Borrower and its Subsidiaries in the Borrower's most recent consolidated financial statements provided to the Agent, and such Property and assets are sufficient for the conduct of its business.

     Section 5.12   Material Agreements; Default.  Neither the
                    ----------------------------
Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material

Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its Property is bound (x) which default could reasonably be expected to have a Material Adverse Effect or (y) which agreement, instrument or undertaking evidences or governs Indebtedness. No Default or Unmatured Default has occurred and is continuing.

     Section 5.13   Full Disclosure.  No information, exhibit or
                    ---------------
report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. The Borrower has disclosed to the Lenders in writing any and all facts which may (to the extent the Borrower can now reasonably foresee) have a Material Adverse Effect.

     Section 5.14   Environmental Matters.  In the ordinary course
                    ---------------------
of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect. Except as disclosed in
Schedule 5.14(a) hereto and by this reference made a part hereof:
----------------
neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or any other Environmental Law, and none of the Borrower's Property has been identified on any current or proposed (i) National Priorities
List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA. No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from any Property of the Borrower or any Subsidiary or are otherwise present at, on, in or under any such Property, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials disclosed on Schedule 5.14(b) hereto and by this reference made a
             ----------------
part hereof, and such Hazardous Materials are produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Laws.

     Section 5.15   Insolvency.  After giving effect to the
                    ----------
execution and delivery of the Loan Documents and the making of the Credit Extensions under this Agreement, neither the Borrower nor any Subsidiary will be "insolvent," within the meaning of such terms as defined in 101 of Title 11 of the United States Code or
Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers or conveyances, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction whether current or contemplated.

     Section 5.16   Compliance with Laws.  The Borrower, each of
                    --------------------
its Subsidiaries and each member of the Controlled Group has complied with all applicable laws (including but not limited to ERISA), regulations, rules, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property (including but not limited to PBGC), except where any failure to comply with any of the foregoing could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.17   Regulation U.  Margin stock (as defined in
                    ------------
Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     Section 5.18   Public Utility Holding Company Act.  Neither
                    ----------------------------------
the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.19   Post-Retirement Benefits.  The present value of
                    ------------------------
the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $25,536,000 as of March 31, 2001.

     Section 5.20   Insurance.  The Borrower and each of its
                    ---------
Subsidiaries maintains (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     Section 5.21   Plan Assets; Prohibited Transactions.  The
                    ------------------------------------
Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), the Borrower is an "operating company" as defined in 29 C.F.R. Section 2510-101(c), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                            ARTICLE 6

                            COVENANTS

          During the term of this Agreement, unless the Required
Lenders shall otherwise consent in writing:

     Section 6.1    Information.  The Borrower will maintain, for
                    -----------
itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and deliver to the Lenders:

          (a) within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting
Principles on a consolidated and consolidating basis
(consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

          (b) within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Treasurer, Controller or Chief Financial Officer;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in the form of Exhibit B attached hereto of the
                           ---------
Treasurer, Controller or Chief Financial Officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.3, 6.4, 6.5, 6.9, 6.16, 6.18, 6.19,

6.20 and 6.22 on the date of such financial statements and (ii) stating whether any Default or Unmatured Default exists on the date of such certificate and, if any Default or Unmatured Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) within five Business Days after the Borrower becomes aware of the occurrence of any Default or Unmatured Default or of the occurrence of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect, a certificate of the Treasurer, Controller or Chief Financial
Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

          (g) as soon as possible, and in any event within 10 days after any member of the Controlled Group (i) knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer, Treasurer or Controller of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto, along with a copy of any notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (h) promptly upon the execution and delivery thereof, notice of any waiver, consent, modification or amendment of or to the Note Purchase Agreement, together with a copy of the documentation relating thereto; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Lenders may reasonably request.

     Section 6.2    Inspection of Property, Books and Records.
                    -----------------------------------------
The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to visit and inspect their respective properties in order to: (a) examine and make abstracts from any of their respective books and records; and (b) to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired; provided, however, that so long as no Default or Unmatured Default has occurred and is continuing, such visits and inspections shall not take place more often than once each fiscal year of the Borrower.

     Section 6.3    Restricted Payments.  The Borrower will not,
                    -------------------
nor will it permit any Subsidiary to, declare or make any Restricted Payment except: (a) the Borrower may declare or make a Restricted Payment during any fiscal year if, after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made during such fiscal year (excluding Restricted Payments permitted under Section 6.3(b)) does not exceed Fifty Million and No/100 Dollars ($50,000,000) and no Default or
Unmatured Default shall have occurred and be continuing; (b) the Borrower may declare or make a Stock Purchase Restricted Payment, if after giving effect to such Stock Purchase Restricted Payment, the aggregate of all Stock Purchase Restricted Payments declared or made after December 26, 2001 does not exceed Fifty Million and No/100 Dollars ($50,000,000) and no Default or Unmatured Default shall have occurred and be continuing; and (c) any Subsidiary declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary. As used herein, "Stock Purchase Restricted Payment" means a Restricted Payment declared or made by the Borrower on account of the Borrower's net purchase, redemption, retirement, acquisition or sale of the Borrower's capital stock from any employee benefit plan maintained by the Borrower.

     Section 6.4    Loans or Advances.  Neither the Borrower
                    -----------------
nor any of its Subsidiaries shall make loans or advances to any Person except: (a) loans or advances to employees not exceeding Three Million and No/100 Dollars ($3,000,000) in the aggregate outstanding made in the ordinary course of business and consistently with practices existing on December 26, 2001;
(b) deposits required by government agencies or public utilities; and (c) loans or advances in the ordinary course of business between the Borrower and its Subsidiaries and between Subsidiaries; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (a), (b) or (c) of this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

     Section 6.5    Investments and Acquisitions.
                    ----------------------------

          (a) The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

               (i)  Cash Equivalent Investments.

              (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.5.

             (iii) Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) to a Subsidiary or other special-purpose entity created solely to engage in a Qualified Receivables Transaction.

              (iv) Acquisitions for which the total purchase price, when aggregated with the total purchase price of all other Acquisitions during the preceding twelve (12) months, does not exceed $50,000,000; provided, however, that with respect to any proposed Acquisition for which the total consideration is $20,000,000 or more, prior to closing such Acquisition the Borrower shall deliver to the Agent a certificate of the Treasurer, Controller or Chief Financial Officer of the Borrower setting forth in reasonable detail financial calculations demonstrating that, after giving effect to such Acquisition, no Default or Unmatured Default will exist on a pro forma basis (assuming that such Acquisition (and any related incurrence of Indebtedness) had occurred on the first day of the four-fiscal quarter period ending at the last fiscal quarter-end).

          (b) The Borrower and its Subsidiaries may make and have outstanding the following other Investments, in addition to the Investments permitted under Section 6.5(a): (i) loans and advances in the ordinary course of business between the Borrower and its Subsidiaries and between Subsidiaries, and (ii) other Investments, provided that at no time shall the aggregate outstanding amount of Investments existing and permitted under this Section 6.5(b)(ii) exceed $40,000,000.

     Section 6.6    Negative Pledge.  The Borrower will not, nor
                    ---------------
will it permit any Subsidiary to, create, incur or suffer to exist any Lien in, of or on any of the Property of the Borrower or any of its Subsidiaries, except for Permitted Encumbrances.

     Section 6.7    Maintenance of Existence.  Except for corporate
                    ------------------------
reorganizations permitted by Sections 6.9(a) and 6.9(b), the Borrower shall, and shall cause each Subsidiary to, remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation or (in the case of the Subsidiaries) other form of organization in its jurisdiction of incorporation or organization, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     Section 6.8    Dissolution.  Neither the Borrower nor any of
                    -----------
its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Sections 6.9(a) and 6.9(b).

     Section 6.9    Consolidations, Mergers and Sales of Assets.
                    -------------------------------------------
The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that
--------

          (a) Subsidiaries of the Borrower may merge into the Borrower or a Wholly-Owned Subsidiary, and

          (b) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit:

          (i) sales of inventory in the ordinary course of business;

         (ii) leases, sales or other dispositions of Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries;

        (iii) any transfer of an interest in accounts or notes receivable and related assets as part of a Qualified
     Receivables Transaction; and

         (iv) the liquidation and dissolution of Modine of Canada, Ltd., Industrial Airsystems, Inc. and Radman, Inc.

     Section 6.10   Use of Proceeds.  The Borrower will use the
                    ---------------
proceeds of the Credit Extensions for general corporate purposes and to refinance existing Indebtedness. No portion of the proceeds of the Credit Extensions will be used by the Borrower, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" (as defined in Regulation U), or for any purpose in violation of any applicable law or regulation.

     Section 6.11   Compliance with Laws; Payment of Taxes and Other
                    ------------------------------------------------
Claims.  The Borrower will, and will cause each Subsidiary to, comply
------
with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, (x) timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments, governmental charges and levies upon it or its income, profits or Property and (y) pay when due all claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary; except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     Section 6.12   Insurance.  The Borrower will maintain, and will
                    ---------
cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     Section 6.13   Change in Fiscal Year.  The Borrower will not
                    ---------------------
change its fiscal year without (a) providing the Lenders with prior written notice of such change; and (b) executing and delivering to the Lenders, prior to such change, such amendments to this Agreement and the other Loan Documents as the Lenders may reasonably deem necessary and appropriate as a result of such change in fiscal year.

     Section 6.14   Maintenance of Property.  The Borrower will,
                    -----------------------
and will cause each Subsidiary to, maintain all of its Property and assets in good condition, repair and working order, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     Section 6.15   Environmental Matters.  The Borrower will not,
                    ---------------------
and will not permit any other Person to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from any of its Property any Hazardous Materials except for Hazardous Materials disclosed on Schedule 5.14(b) hereto
                                            ----------------
and by this reference made a part hereof and which are used, produced, manufactured, processed, generated, stored, disposed of or managed in the ordinary course of business in compliance with all applicable Environmental Laws. The Borrower agrees that upon the occurrence of an Environmental Release it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so. Promptly, and in any event within 15 Business Days after the Borrower obtains knowledge thereof, the Borrower shall furnish to the Lenders written notice of all material Environmental Liabilities, pending, threatened or anticipated material Environmental Proceedings, and material Environmental Releases at, on, in, under or in any way affecting it, any Subsidiary or any of its or their Property or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

     Section 6.16   Indebtedness.  The Borrower will not, nor will
                    ------------
it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (a)  The Loans and the Reimbursement Obligations.

          (b) Indebtedness described in Schedule 6.16 not exceeding the commitment limits set forth therein.

          (c)  Receivables Transaction Attributed Indebtedness.

          (d) Indebtedness, in addition to Indebtedness permitted pursuant to subsections (a)-(c) above, in an aggregate amount at any time outstanding not to exceed the greater of $50,000,000 or ten percent (10%) of the Borrower's Consolidated Net Worth.

     Section 6.17   Sale of Accounts.  The Borrower will not, nor
                    ----------------
will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except (a) sale or assignment of accounts for collection purposes in the ordinary course of business, and (b) Qualified Receivables Transactions.

     Section 6.18   Financial Covenants.
                    -------------------

          (a)  Leverage Ratio.  The Borrower will not permit the
               --------------
Leverage Ratio, determined as of the end of each fiscal quarter, to be greater than 3.0 to 1.0.

          (b)  Interest Expense Coverage Ratio.  The Borrower will
               -------------------------------
not permit the Interest Expense Coverage Ratio, determined as of the end of each fiscal quarter, to be less than 2.75 to 1.0.

          (c)  Minimum Net Worth.  The Borrower will at all times
               -----------------
maintain the Borrower's Consolidated Net Worth of not less than the sum of (i) $412,325,600, plus (ii) 50% of the Borrower's Consolidated Net Income earned in each fiscal quarter, if positive, beginning with the quarter ending March 31, 2002, plus (iii) 100% of the amount, if any, by which stockholders' equity of the Borrower is, in accordance with Agreement Accounting Principles, increased from time to time as a result of (A) the issuance of any capital stock of the Borrower, or (B) any Acquisition.

     Section 6.19   Guaranties and Material Foreign Subsidiary
                    ------------------------------------------
Pledges.  Promptly, and in any event within 30 days, after a Person
-------
shall become a Specified Domestic Subsidiary that is not a Specified Domestic Subsidiary on the date hereof, Borrower shall cause such new Specified Domestic Subsidiary to execute and deliver to the Agent a Guaranty, along with such other documents, opinions and information as the Agent may require regarding such Specified Domestic Subsidiary and the enforceability of such Guaranty. Promptly, and in any event within 30 days, after a Person shall become a Material Foreign Subsidiary that is not a Material
Foreign Subsidiary on the date hereof, the Borrower shall cause the holder(s) of the equity interests of such Material Foreign Subsidiary (unless such holder(s) is a Foreign Subsidiary) to execute and deliver to the Collateral Agent a Foreign Subsidiary Pledge Agreement, along with all certificates evidencing the shares pledged thereby duly endorsed or accompanied by executed stock powers and accompanied by such other documents, financing statements, opinions and information as the Agent or Collateral

Agent may require to assure the Collateral Agent's valid first priority Lien in the shares pledged thereby, free and clear of all other Liens (except as may be permitted in such Foreign
Subsidiary Pledge Agreement).

     Section 6.20   Rate Management Transactions.  The Borrower
                    ----------------------------
will not, nor will it permit any Subsidiary to, enter into or remain liable under any Rate Management Transactions, except for Rate Management Transactions that are entered into in the ordinary course of business of the Borrower or such Subsidiary and not for speculative purposes.

     Section 6.21   Affiliates.  The Borrower will not, and will
                    ----------
not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except
(i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (ii) transactions between the Borrower or any Subsidiary, on the one hand, and any Subsidiary or other special-purpose entity created to engage solely in a Qualified Receivables Transaction.

     Section 6.22   Pledge Agreements.  If at any time (a) the
                    -----------------
aggregate assets of all of the Borrower's Foreign Subsidiaries in connection with which the Collateral Agent has not received a Foreign Subsidiary Pledge Agreement exceeds ten percent (10%) of the consolidated total assets of the Borrower and its Subsidiaries, or (b) the aggregate Consolidated Adjusted EBITDA for the four consecutive fiscal quarters most recently ended of all of the Borrower's Foreign Subsidiaries in connection with which the Collateral Agent has not received a Foreign Subsidiary Pledge Agreement exceeds ten percent (10%) of the Borrower's Consolidated Adjusted EBITDA for such period, the Borrower will, within 30 days after its senior management becomes aware (or reasonably should have become aware) of such event, execute and deliver to the Collateral Agent Foreign Subsidiary Pledge Agreements (together with related stock certificates, endorsements, stock powers, financing statements, legal opinions and other instruments and documents reasonably required by the Agent or Collateral Agent) with respect to additional Foreign Subsidiaries to the extent necessary so that, after giving effect thereto, the threshold levels in clauses (a) and (b) above are not exceeded.

                            ARTICLE 7

                            DEFAULTS

          The occurrence of any one or more of the following events shall constitute a Default:

     Section 7.1 The Borrower shall fail to pay when due any principal of any Loan, shall fail to pay within one Business Day of when due any Reimbursement Obligation, or shall fail to pay when due any interest on any Loan or any LC Fee or other fee or other amount payable hereunder; or

     Section 7.2 The Borrower shall fail to observe or perform any covenant contained in Section 6.1(d), Sections 6.3 through 6.10, inclusive, or Sections 6.16 through 6.21, inclusive; or

     Section 7.3 The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by Section 7.1 or 7.2 above), or the Borrower or any Subsidiary shall fail to observe or perform any covenant or agreement contained in any other Loan Document, for thirty (30) days after the earlier of (i) the first day on which a responsible officer of the Borrower or Subsidiary has knowledge of such failure, or
(ii) written notice thereof has been given to the Borrower or Subsidiary by a Lender; or

     Section 7.4 Any representation, warranty, certification or statement made or deemed made by or on behalf of the Borrower in
Article 5 or by or on behalf of the Borrower or any Subsidiary in, under or in connection with any Loan Document, or any certificate, financial statement or other document delivered pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made (or deemed made); or

     Section 7.5 The Borrower or any Subsidiary shall fail to make any payment in respect of Indebtedness outstanding (other than the Loans) in an aggregate amount in excess of $10,000,000 when due or within any applicable grace period; or

     Section 7.6 Any event or condition shall occur which results in the acceleration of the maturity of Indebtedness outstanding in an aggregate amount in excess of $10,000,000 of the Borrower or any Subsidiary or the purchase of such Indebtedness by the Borrower
(or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof or require the purchase thereof by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so, or any Indebtedness outstanding in an aggregate amount in excess of $10,000,000 of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

     Section 7.7 The Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Substantial Portion of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or shall fail to contest in good faith any appointment or proceeding described in Section 7.8; or

     Section 7.8 An involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Substantial Portion of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     Section 7.9 The Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce
Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     Section 7.10 One or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 (or the equivalent thereof in currencies other than Dollars), or one or more nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, shall be rendered against the Borrower or any Subsidiary, and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 45 days; or

     Section 7.11 A federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing, or the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000, or any Reportable Event shall occur in connection with any Plan; or

     Section 7.12   Any Change in Control shall occur; or

     Section 7.13 Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction; or

     Section 7.14 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion; or

     Section 7.15 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; or

     Section 7.16 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

                            ARTICLE 8

         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     Section 8.1    Acceleration; Facility LC Collateral Account.

          (a) If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of
(x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (ii) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (b) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (c) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

          (d) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

          (e) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     Section 8.2    Amendments.  Subject to the provisions of this
                    ----------
Article 8, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental
                   --------  -------
agreement shall, without the consent of all of the Lenders:

          (a) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or the Reimbursement Obligations related thereto.

          (b) Reduce the percentage specified in the definition of Required Lenders.

          (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.3, or, subject to Section 2.26, increase the amount of the Aggregate Commitment, of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

          (d) Release or terminate any Guaranty or, with respect to a Foreign Subsidiary that remains a Material Foreign Subsidiary, release or terminate a Foreign Subsidiary Pledge Agreement under which equity interests in such Foreign Subsidiary are pledged or release the Agent's security interest in any collateral pledged under such Foreign Subsidiary Pledge Agreement.

          (e)  Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3(b) without obtaining the consent of any other party to this Agreement.

     Section 8.3    Preservation of Rights.  No delay or omission of
                    ----------------------
the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.
Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                            ARTICLE 9

                       GENERAL PROVISIONS

     Section 9.1    Survival of Representations.  All representations
                    ---------------------------
and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     Section 9.2    Governmental Regulation.  Anything contained in
                    -----------------------
this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     Section 9.3    Headings.  Section headings in the Loan Documents
                    --------
are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     Section 9.4    Entire Agreement.  The Loan Documents embody the
                    ----------------
entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof.

     Section 9.5    Several Obligations; Benefits of this Agreement.
                    -----------------------------------------------
The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be
construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties
                        --------  -------
hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     Section 9.6    Expenses; Indemnification.
                    -------------------------

          (a) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the LC Issuer, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the LC Issuer, the Arranger and the Lenders, which attorneys may be employees of the Agent, the LC Issuer, the Arranger or the Lenders) paid or incurred by the Agent, the LC Issuer, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the
"Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

          (b)  The Borrower hereby further agrees to indemnify
the Agent, the LC Issuer, the Arranger and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer, the Arranger or any Lender or
any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other
Loan Documents, the transactions contemplated hereby or the
direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking
indemnification.   The obligations of the Borrower under this
Section 9.6 shall survive the termination of this Agreement.

     Section 9.7    Numbers of Documents.  All statements, notices,
                    --------------------
closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     Section 9.8    Accounting.  Except as provided to the contrary
                    ----------
herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     Section 9.9    Severability of Provisions.  Any provision in any
                    --------------------------
Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     Section 9.10   Nonliability of Lenders.  The relationship between
                    -----------------------
the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the LC Issuer, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the LC Issuer, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     Section 9.11   Confidentiality.  Each Lender agrees to hold
                    ---------------
any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure
(i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties,
(vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Each Lender that is in receipt of confidential information from the Borrower agrees (a) to hold such information in accordance with such Lender's customary procedures for handling confidential information of such nature and in accordance with safe and sound banking practices, (b) not to use such confidential information for any purpose other than purposes contemplated by this Agreement, (c) to limit disclosure of such confidential information to the Persons referred to in this Section 9.11 having a need to know such information in connection with purposes contemplated by this Agreement, and
(d) that, unless specifically prohibited by applicable law or government agency or court order, such Lender shall notify the Borrower of any request by any governmental authority for disclosure of any such confidential information prior to making disclosure of such information, so that the Borrower shall have the opportunity to seek an appropriate protective agreement or order limiting disclosure of such information.

     Section 9.12   Nonreliance.  Each Lender hereby represents
                    -----------
that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal
Reserve System) for the repayment of the Credit Extensions provided for herein.

     Section 9.13   Disclosure.  The Borrower and each Lender hereby
                    -----------
acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                           ARTICLE 10

                            THE AGENT

     Section 10.1   Appointment; Nature of Relationship.  Bank One,
                    -----------------------------------
NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article 10. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Wisconsin Uniform Commercial
Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     Section 10.2   Powers.  The Agent shall have and may exercise
                    ------
such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     Section 10.3   General Immunity.  Neither the Agent nor any of
                    ----------------
its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     Section 10.4   No Responsibility for Loans, Recitals, etc.
                    -------------------------------------------
Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered solely to the Agent;
(d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries.
The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     Section 10.5   Action on Instructions of Lenders.  The Agent
                    ---------------------------------
shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     Section 10.6   Employment of Agents and Counsel.  The Agent
                    --------------------------------
may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     Section 10.7   Reliance on Documents; Counsel.  The Agent
                    ------------------------------
shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     Section 10.8   Agent's Reimbursement and Indemnification.
                    -----------------------------------------
The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no
                                          --------
Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     Section 10.9   Notice of Default.  The Agent shall not be
                    -----------------
deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     Section 10.10  Rights as a Lender.  In the event the Agent
                    ------------------
is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     Section 10.11  Lender Credit Decision.  Each Lender
                    ----------------------
acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 10.12  Successor Agent.  The Agent may resign at any
                    ---------------
time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor
Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.
In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     Section 10.13  Agent and Arranger Fees.  The Borrower agrees
                    -----------------------
to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated February 6, 2002, or as otherwise agreed from time to time.

     Section 10.14  Delegation to Affiliates.  The Borrower and
                    ------------------------
the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles 9 and 10.

     Section 10.15  Execution of Collateral Documents.  Without
                    ---------------------------------
limiting the power and authority of the Collateral Agent under the Intercreditor Agreement, the Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Foreign Subsidiary Pledge Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Foreign Subsidiary Pledge Agreement(s).

     Section 10.16  Collateral Releases.  Without limiting the
                    -------------------
power and authority of the Collateral Agent under the Intercreditor Agreement, the Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                           ARTICLE 11

                    SETOFF; RATABLE PAYMENTS

     Section 11.1   Setoff.  In addition to, and without limitation
                    ------
of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

     Section 11.2   Ratable Payments.  If any Lender, whether by
                    ----------------
setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments of Swing Line Loans and payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure.
If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                           ARTICLE 12

        BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     Section 12.1   Successors and Assigns.  The terms and
                    ----------------------
provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender (b) any assignment by any Lender must be made in compliance with Section 12.3 and (c) any transfer by Participation must be made in compliance with Section 12.2.
Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3(c). The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in
support of its obligations to its trustee; provided, however,
                                           --------  -------
that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such
Person complies with Section 12.3; provided, however, that the
                                   --------  -------
Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the

Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

     Section 12.2   Participations.
                    --------------

          (a)  Permitted Participants; Effect.  Any Lender may
               ------------------------------
at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          (b)  Voting Rights.  Each Lender shall retain the sole
               -------------
right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, or postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing such Credit Extension.

          (c)  Benefit of Certain Provisions.  The Borrower
               -----------------------------
agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided
                                                     --------
that each Lender shall retain the right of setoff provided in
Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a
                                     --------
Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of
Section 3.5 to the same extent as if it were a Lender.

     Section 12.3   Assignments.
                    -----------

          (a)  Permitted Assignments.  Any Lender may at any
               ---------------------
time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved
Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender (unless each of the Borrower and the Agent otherwise consents) or be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

          (b)  Consents.  The consent of the Borrower shall be
               --------
required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this
Section 12.3(b) shall not be unreasonably withheld or delayed.

          (c)  Effect; Effective Date.  Upon (i) delivery to
               ----------------------
the Agent of an assignment, together with any consents required by Section 12.3(a) and (b), and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          (d)  Register.  The Agent, acting solely for this
               --------
purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Outstanding Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     Section 12.4   Dissemination of Information.  The Borrower
                    ----------------------------
authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective

Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports, provided that each Transferee and
                          --------
prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     Section 12.5   Tax Treatment.  If any interest in any Loan
                    -------------
Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

                           ARTICLE 13

                             NOTICES

     Section 13.1   Notices.  Except as otherwise permitted by
                    -------
Section 2.17 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or
(z) in the case of any party, at such other address or
facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article 2 shall not be
--------
effective until received.

     Section 13.2   Change of Address.  The Borrower, the Agent
                    -----------------
and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                           ARTICLE 14

                          COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                           ARTICLE 15

  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     Section 15.1   CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER
                    -------------
THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION)
SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT
REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF
WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO
NATIONAL BANKS.

     Section 15.2   CONSENT TO JURISDICTION.  THE BORROWER HEREBY
                    -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER
OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE
COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF,
RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT
ONLY IN A COURT IN CHICAGO, ILLINOIS.

     Section 15.3   WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT,
                    --------------------
THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          IN WITNESS WHEREOF, the Borrower, the Lenders, the LC
Issuer, the Swing Line Lender and the Agent have executed this Agreement as of the date first above written.

                              MODINE MANUFACTURING COMPANY


                              By: s/D. B. Spiewak
                                 -----------------------------------
                              Title:  Treasurer
                                      1500 DeKoven Avenue
                                      Racine, Wisconsin 53403-2552

                              Attention: D.B. Spiewak, Treasurer
                                         Telephone:  (414-636-1288)
                                         FAX:        (414-636-1818)

Commitments
-----------

$25,000,000                   BANK ONE, NA (Main Office Chicago), as
                              the Agent, as the Swing Line Lender,
                              as the LC Issuer and as a Lender


                              By: s/A. F. Maggiore
                                 ----------------------------------
                                  Anthony Maggiore
                              Title:  Director
                                      Banc One Capital Markets, Inc.
                                      111 East Milwaukee Avenue, WI1-2042
                                      Milwaukee, Wisconsin 53202

                              Attention:  Anthony Maggioree
                                        ---------------------------
                                        Telephone:  414-765-3111
                                        FAX:        414-765-2625

$20,000,000                   SUNTRUST BANK, as a Lender


                              By:  s/William C. Humphries
                                 -------------------------------------
                                      William C. Humphries
                              Title:  Director
                                      303 Peachtree Street, NE, 10th Floor
                                      Atlanta, Georgia 30308

                              Attention: William C. Humphries
                                         Telephone:  404-724-3931
                                         FAX:        404-588-8505

$20,000,000                   WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as a Lender


                              By:  s/LeAnne Phillips
                                 ---------------------------------
                              Title:  Vice President
                                      1339 Chestnut Street
                                      Philadelphia, PA 19107

                              Attention:  Robert McGill
                                      Telephone:  267/321-6218
                                      FAX:        267/321-6300




$20,000,000                   M&I MARSHALL AND ILSLEY BANK, as a Lender


                              By:  s/James R. Miller
                                 ----------------------------------
                              Title:   Vice President
                                       770 North Water Street,
                                          Commerical Banking
                                       18th Floor
                                       Milwaukee, Wisconsin 53202

                              Attention:  Commercial Banking
                                          Telephone:  414 765-7779
                                          FAX:        414 765-7625




$13,000,000                   THE BANK OF NEW YORK, as a Lender


                              By:  s/Joshua Feldman
                                 ----------------------------------
                                   Joshua Feldman
                              Title:   Vice President
                                       One Wall Street, 22nd Floor
                                       New York, New York 10286

                              Attention:  Joshua Feldman
                                     Telephone:   212 635-7906
                                     FAX:         212 635-6434

$13,000,000                   COMERICA BANK, as a Lender


                              By: s/Michael T. Shea
                                 ----------------------------------
                              Title:  Vice President
                                      500 Woodward MC 3265
                                      Detroit, Michigan 48226

                              Attention:  Michael T. Shea
                                     Telephone:  313 222-2977
                                     FAX:        313 222-3776




$13,000,000                   U.S. BANK NATIONAL ASSOCIATION d/b/a
                              FIRSTAR BANK, N.A., as a Lender



                              By: s/ Caroline V. Krider
                                 --------------------------------
                              Title:  Vice President and Senior Lender
                                      777 East Wisconsin Avenue
                                        MK-FC-GLCB
                                      Milwaukee, WI 53202

                              Attention:  Caroline V. Krider
                                          Telephone:   414-765-5971
                                          FAX:         414-765-4632



$13,000,000                   NATIONAL CITY BANK, as a Lender


                              By:  s/Stephen E. Green
                                 ----------------------------------
                                     Stephen E. Green
                              Title: Vice President
                                     1 North Franklin, Suite 3600
                                     Chicago, Illinois 60606

                              Attention:    Steve Green
                                     Telephone:    312 384-4611
                                     FAX:          312 240-0301

$13,000,000                   WELLS FARGO BANK, NATIONAL
                                ASSOCIATION, as a Lender


                              By:  s/Mark H. Halldorson
                                 ---------------------------------
                                      Mark H. Halldorson
                              Title:  Assistant Vice President


                              By:  s/ Chad Kortgard
                                 ---------------------------------
                                      Chad M. Kortgard
                              Title:  Assistant Vice President
                                      Wells Fargo Bank, National
                                          Association

                                      MAC: N9305-031
                                      Sixth and Marquette
                                      Minneapolis, MN 55479

                              Attention:  Mark H. Halldorson
                                     Telephone:   612-667-2101
                                     FAX:         612-667-2276

                        PRICING SCHEDULE

 Applicable         Level I   Level II  Level III  Level IV   Level V
   Margin            Status    Status     Status    Status    Status
----------------------------------------------------------------------
Eurocurrency Rate      .75%     .875%      1.00%     1.25%    1.375%
----------------------------------------------------------------------
Floating Rate            0%        0%         0%        0%    0.125%
----------------------------------------------------------------------


 Applicable         Level I   Level II  Level III  Level IV   Level V
  Fee Rate           Status    Status     Status    Status    Status
----------------------------------------------------------------------
Standby Letter         .75%     .875%      1.00%     1.25%    1.375%
of Credit Fee
----------------------------------------------------------------------
Commercial Letter     .375%    .4375%       .50%     .625%    .6875%
of Credit Fee
----------------------------------------------------------------------
Commitment Fee        .175%      .20%      .225%      .25%      .30%
----------------------------------------------------------------------

      For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

       "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

      "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.

      "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials,
(i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.50 to 1.00.

     "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials,
(i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.0 to 1.00.

      "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials,
(i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal 2.5 to 1.00.

      "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

      "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

      The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as
reflected in the then most recent Financials.   As of the date of the
Credit Agreement, the Borrower's Status shall be Level II. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                           SCHEDULE 1
            EUROCURRENCY PAYMENT OFFICES OF THE AGENT

Currency                      Eurocurrency Payment Office
--------------                ---------------------------

Dollars                       Bank One, NA
                              Chicago, Illinois

Euro                          Bank One, NA
                              Chicago, Illinois

Japanese Yen                  Bank One, NA
                              Chicago, Illinois

                           SCHEDULE 2
                      LENDING INSTALLATIONS

Lender            Floating Rate Loans      Eurocurrency Loans (list all)
-------------     -------------------      -----------------------------

Bank One, NA      Bank One, NA             Bank One, NA
                  Chicago, Illinois        Chicago, Illinois
                                           (for all Agreed Currencies)

SunTrust Bank     SunTrust Bank            SunTrust Bank
                  Atlanta, Georgia         Atlanta, Georgia
                                           (for all Agreed Currencies)

Wachovia          Wachovia Bank,           Wachovia Bank, National
Bank,             National Association     Association
National          Philadelphia,            London, England
Association       Pennsylvania             (for all Agreed Currencies)

M&I Marshall      M&I Marshall and         M&I Marshall and Ilsley Bank
and Ilsley        Ilsley Bank              Milwaukee, Wisconsin
Bank              Milwaukee, Wisconsin     (for all Agreed Currencies)

The Bank of       The Bank of New York     The Bank of New York
New York          New York, New York       New York, New York
                                           (for all Agreed Currencies)

Comerica Bank     Comerica Bank            Comerica Bank
                  Detroit, Michigan        Detroit, Michigan
                                           (for all Agreed Currencies)

U.S. Bank         U.S. Bank National       U.S. Bank National
National          Association d/b/a        Association d/b/a
Association       Firstar Bank, N.A.       Firstar Bank, N.A.
d/b/a Firstar     Minneapolis, Minnesota   Minneapolis, Minnesota
Bank, N.A.                                 (for all Agreed Currencies)

National City     National City Bank       National City Bank
Bank              Kalamazoo, Michigan      Kalamazoo, Michigan
                                           (for all Agreed Currencies)

Wells Fargo       Wells Fargo Bank,        Wells Fargo Bank,
Bank,             National Association     National Association
National          San Francisco,           San Francisco,
Association       California               California
                                           (for all Agreed Currencies)


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